UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.
(b)	Pro forma financial information.
     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of CVR Energy, Inc. (the “Company”), filed on April 14, 2011, which described (among other things) the completion of the initial public offering (the “Offering”) of CVR Partners, LP and provided the unaudited pro forma consolidated balance sheet of the Company as of December 31, 2010 and the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2010 and the accompanying notes. The pro forma financial statements of the Company filed on April 14, 2011 give effect to the Offering as if it had occurred on January 1, 2010 (for the statement of operations) and December 31, 2010 (for the balance sheet).
     Attached as Exhibit 99.1 to this report is the updated, unaudited pro forma consolidated balance sheet of the Company as of March 31, 2011 and the unaudited pro forma consolidated statement of operations of the Company for the quarter ended March 31, 2011 and the accompanying notes. The pro forma financial statements of the Company give effect to the Offering as if it had occurred on January 1, 2011 (for the statement of operations) and March 31, 2011 (for the balance sheet).
(d)	Exhibits.
     A list of exhibits filed herewith is contained in the exhibit index following the signature page hereto and is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 23, 2011

CVR Energy, Inc.

By:	/s/ Edmund S. Gross Edmund S. Gross,
Senior Vice President, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Description
99.1	Unaudited pro forma consolidated financial statements of CVR Energy, Inc.